Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-20829 of MarkWest Hydrocarbon, Inc., on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of MarkWest Hydrocarbon, Inc. 401(k) Savings and Profit Sharing Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
June 25, 2008